Exhibit 10.3

WAIVER

Reference is made to that certain Receivables Loan and Security Agreement (the “Agreement”) dated as of November 21, 2008 among LEAF III C SPE, LLC, LEAF Funding, Inc., LEAF Financial Corporation, LEAF Equipment Leasing Income Fund III, L.P. (“Seller”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main (“Agent”), U.S. Bank National Association, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

Section 7.01(f) of the Agreement requires Seller to maintain the Minimum Partner’s Capital as of the last day of any calendar quarter. For the calendar quarter ending September 30, 2009, Seller’s actual capital is less than such Minimum Partner’s Capital.

Notwithstanding the foregoing, Lender and Agent hereby waive any rights or remedies they would have with respect to any breach of this requirement until the close of business on December 12, 2009. The Agent, Lender and Seller shall continue to discuss an alternative threshold for Minimum Partner’s Capital.

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN

By:	/s/ Sandeep Srinath

By:	/s/ Jayan Krishnan

AUTOBAHN FUNDING COMPANY LLC

By:	DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, its attorney-in-fact

By:	/s/ Sandeep Srinath

By:	/s/ Jayan Krishnan

Dated November 13, 2009